UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2022, the Company held its annual meeting of stockholders (the “Meeting”). The total number of shares of common stock, par value $0.0001, entitled to vote at the Meeting was 29,240,383 and there were present at the Meeting, in person or by proxy, 18,395,374 shares, which constituted a quorum for the Meeting. At the Meeting, the stockholders voted:

(1) to elect Ms. Tamar Howson, Dr. Jörg Neermann and Mr. Barclay Phillips as directors for a three year term expiring at the 2025 annual meeting of stockholders; and

(2) to ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2022.

The final results of the stockholders votes at the Meeting are set forth below:

Proposal 1: Election of Directors

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Ms. Tamar Howson	12,707,589	1,338,455	4,349,330
Dr. Jörg Neermann	11,475,361	2,570,683	4,349,330
Mr. Barclay Phillips	12,710,602	1,355,442	4,329,330

Proposal 2: Ratification of Appointment of Baker Tilly Virchow Krause, LLP as Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,367,398	22,014	5,962	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 21, 2022	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
President and Chief Executive Officer